SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                                September 3, 1999



                          Commission File Number 0-20786

                               ALBARA CORPORATION
             (Exact name of registrant as specified in its charter)



                Colorado                                  84-1076959
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification  No.)

           610  South  Frazier
          Conroe, Texas,  77301                         (409)  539-2992
  (Address of principal executive offices)         (Issuer's Telephone Number)

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Item  5.  OTHER  EVENTS.
------------------------

ALBARA  CORPORATION  ANNOUNCES  LETTER  OF  INTENT  TO
ACQUIRE  LEAPFROG  SMART  PRODUCTS,  INC.

CONROE, TEXAS, SEPTEMBER 7, 1999: Albara Corporation, ("ALBARA"), announced today that it has entered into a binding letter of intent to acquire Leapfrog Smart Products, Inc., ("LEAPFROG") a private corporation headquartered in Orlando, Florida. LEAPFROG is dedicated to designing, developing, licensing and marketing Smart Card applications and related database management systems and services. The Smart Card is a wallet-sized plastic card with an embedded, computer chip carrying a myriad of accessible data that is retrievable on demand and capable of fully integrating a variety of everyday functions with strict security features.

It is anticipated that this transaction will be structured as a reverse acquisition whereby the existing shareholders of LEAPFROG will obtain control of ALBARA. Upon the successful negotiation of all terms and conditions and the execution of definitive documents, ALBARA intends to call a shareholder's meeting for the purpose of approving the transaction, effecting a 10 for 1 reverse split of the Company's common stock, changing the name of ALBARA and electing a new Board of Directors.

The common stock of ALBARA CORPORATION is traded in the over-the-counter market and is listed on the Bulletin Board published by the National Quotation Bureau. Albara is a development stage company with no ongoing operations. Statements in this release which are not historical fact are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     ALBARA  CORPORATION



                                     By:  /s/  REAL PROVENCHER
                                     ---------------------------
                                               Real  Provencher
                                               President

                                     DATE:  September 7, 1999

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